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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(D) of the
                        Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 7, 2001

                                  SCIENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                  333-68402               58-2643480
----------------------------   ----------------------   -------------------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
      of incorporation)                                 Identification No.)

         79 FIFTH AVENUE, FOURTH FLOOR
                  NEW YORK, NY                               10003
     ---------------------------------------                --------
     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:   (212) 500-4900

                                 NOT APPLICABLE
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)


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


Item 2. Acquisition or Disposition of Assets.

     This Form 8-K/A amends the current report on Form 8-K dated November 8, 2001 to include Item 7 (B) - Pro Forma Financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (B)   Pro Forma Financial Information
     (i) The Scient, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 2001.
     (ii) The Scient, Inc. unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2000 for iXL Enterprises and the twelve months ended March 31, 2001 and the twelve months ended March 31, 2002 for Scient Corporation.
     (iii) The Scient, Inc. unaudited condensed combined statement of operations for the nine months ended September 30, 2001.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of iXL Enterprises, Inc. ("iXL") and Scient Corporation. iXL and Scient Corporation have different fiscal years. iXL has a December 31 year-end while Scient Corporation has a March 31 year-end. Scient, Inc. (the "Company") has a December 31 year-end. The twelve-month unaudited pro forma condensed combined statements of operations are presented using iXL's results for the year ended December 31, 2000 and Scient Corporation's results for the twelve months ended March 31, 2001. The interim period unaudited pro form condensed combined statements of operations are presented using both iXL's and Scient Corporation's results for the nine months ended September 30, 2001. Therefore, Scient Corporation's results for the three months ended March 31, 2001 are included in both the twelve-month and interim unaudited pro forma condensed combined statements of operations. Revenues and net loss for Scient Corporation for the three months ended March 31, 2001 were $27.1 million and $90.2 million, respectively.

     The following unaudited pro forma condensed combined balance sheet at September 30, 2001 and the unaudited pro forma condensed combined statements of operations give effect to the merger as if it occurred as of January 1, 2001.

     The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the Company. The pro forma adjustments are based on the information and assumptions available at the time of this filing. Although estimates are preliminary, management does not believe the actual results will differ significantly.

The Merger

     The merger was structured as a stock-for-stock exchange. Prior to the merger, iXL and Scient Corporation formed the Company as a new holding company, and the new holding company formed two wholly owned subsidiaries. Upon the closing of the transaction, iXL merged with and into one such subsidiary and one such subsidiary merged with and into Scient Corporation. As a result, iXL and Scient Corporation each became a wholly owned subsidiary of the Company. As part of the merger, each share of common stock of iXL was converted into 1.00 share of common stock of the Company, and each share of common stock of Scient Corporation was converted into 1.24 shares of common stock of the Company.

     As a result of the merger, the former shareholders of iXL have an approximate 50% interest in the Company and the former shareholders of Scient Corporation have an approximate 50% interest in the Company. The merger will be accounted for as an acquisition by iXL of Scient Corporation under the purchase method of accounting for business combinations.

     Management expects that the strategic benefits of the merger will result in cost saving opportunities for the combined company. These opportunities include, but are not limited to, the ability to reduce real estate leases costs and administrative costs. However, such incremental cost savings have not been reflected in the accompanying pro forma condensed combined financial statements.

                                                          SCIENT, INC.
                                      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                       SEPTEMBER 30, 2001
                                                         (in thousands)

                                                                                  Pro Forma             Scient, Inc.
                                                     iXL         Scient Corp.    Adjustments             Pro Forma
                                            ------------------------------------------------------------------------
                   ASSETS
Current assets:
     Cash and cash equivalents..............    $    9,102       $  32,360                              $  41,462
     Restricted cash........................             -          37,341                                 37,341
     Marketable securities and short-term
           investments......................           128          18,171                                 18,299
     Accounts receivable, net...............        12,757          12,317                                 25,074
     Unbilled revenue.......................         6,473               -                                  6,473
     Prepaid expenses and other current
           assets...........................         2,533           5,887                                  8,420
                                            ----------------------------------------------------------------------
         Total current assets...............        30,993         106,076               -                137,069

Property and equipment, net.................        21,221           9,032                                 30,253
Intangible assets, net......................        13,273               -           14,504 (1)(3)         27,777
Other non-current assets....................         4,351               -                                  4,351
                                            ----------------------------------------------------------------------
         Total assets.......................    $   69,838       $ 115,108        $  14,504              $ 199,450
                                            ======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:........................
     Accounts payable.......................    $    8,542       $   1,213                                  9,755
     Deferred revenue.......................         4,103               -                                  4,103
     Accrued liabilities....................         6,911          26,094            3,060 (1)            36,065
     Restructuring reserve..................        11,326          34,678                                 46,004
     Current portion of long-term debt......           309           3,328                                  3,637
     Borrowings under credit facility.......             -               -                                      -
                                            ----------------------------------------------------------------------
         Total current liabilities..........        31,191          65,313            3,060                99,564


                                                    II-3
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Long-term restructuring reserve.............         3,356               -                                  3,356
Long-term debt and warrants.................        15,237           1,285                                 16,522
Other long-term liabilities.................         2,576               -                                  2,576
                                            ----------------------------------------------------------------------
         Total liabilities..................        52,360          66,598        $   3,060               122,018
                                            ----------------------------------------------------------------------

Stockholders' equity:.......................
     Common stock...........................           975               7             (963)(2)                19
     Additional paid in capital.............       638,330         311,878         (248,409)(2)           701,799
     Stock subscriptions receivable.........       (1,500)               -                                 (1,500)
     Note receivable from stockholders......       (1,821)               -                                 (1,821)
     Accumulated other comprehensive income.       (1,576)               -                                 (1,576)
     Unearned compensation..................         (641)          (2,840)           2,840 (2)              (641)
     Treasury stock.........................         (888)               -                                   (888)
     Retained earnings......................     (615,401)        (260,535)         257,976 (2)          (617,960)
                                            ----------------------------------------------------------------------
         Total stockholders' equity.........        17,478          48,510        $  11,444                77,432
                                            ----------------------------------------------------------------------
         Total liabilities and
           stockholders' equity.............    $   69,838       $ 115,108        $  14,504              $ 199,450
                                            ======================================================================


                   See accompanying notes to the unaudited pro forma condensed combined financial information

                                                          SCIENT, INC.
                                    UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                                         (in thousands)

                                                                  Scient Corp.      Pro Forma        Scient, Inc.
                                                       iXL             (A)         Adjustments        Pro Forma
                                            ---------------------------------------------------------------------
Revenue:                                           $ 359,336       $ 300,177                           $ 659,513
Expenses:
     Professional services expenses.........         213,754         149,334                             363,088
      Selling, general and administrative
           expenses.........................         215,109         171,472                             386,581
     Stock-based compensation and other.....           4,198           9,402                              13,600
     Depreciation and amortization..........          64,501          15,819         $ 3,413 (3)          83,733
     Impairment charge on intangible
           assets...........................          97,402               -                              97,402
     Restructuring charges..................          76,588         104,799                             181,387
                                            ---------------------------------------------------------------------
         Loss from operations...............       (312,216)       (150,649)          (3,413)           (466,278)
Other expense...............................         (1,754)           (440)                              (2,194)
Interest income.............................           5,391          11,679                              17,070
Interest expense............................         (2,118)           (562)                              (2,680)
Equity in net losses of affiliates..........        (41,168)               -                             (41,168)
                                            ---------------------------------------------------------------------
         Loss before income taxes...........       (351,865)       (139,972)          (3,413)           (495,250)
Income tax expense..........................             600               -                                 600
                                            ---------------------------------------------------------------------

         Net loss...........................      $(352,465)      $(139,972)         $(3,413)          $(495,850)
                                            =====================================================================
Net loss per share:.........................
Basic and diluted net loss per common share.      $   (4.73)      $   (2.13)                           $  (10.54)
                                            =====================================================================
Weighted average common shares outstanding..         74,593          65,583                               47,042
                                            =====================================================================

(A)  Scient Corp. is for the 12 months ended March 31, 2001 due to Scient
     Corp.'s pre-acquisition fiscal year end of March 31.

                See accompanying notes to the unaudited pro forma condensed combined financial information


                                     II-5
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
                                                          SCIENT, INC.
                                    UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                         (in thousands)

                                                                                   Pro Forma         Scient, Inc.
                                                      iXL         Scient Corp.    Adjustments         Pro Forma
                                            ---------------------------------------------------------------------
Revenue:                                           $  94,497       $  49,976                           $ 144,473
Expenses:
     Professional services expenses.........          83,078          54,551                             137,629
     Selling, general and administrative
           expenses.........................          60,483          59,081                             119,564
     Stock-based compensation and other.....             382           3,956                               4,338
     Depreciation and amortization..........          23,602           6,431        $ 2,559 (3)           32,592
     Impairment charge on intangible assets.          17,230               -                              17,230
     Restructuring charge and other.........          42,733         113,030                             155,763
                                            ---------------------------------------------------------------------
         Loss from operations...............       (133,011)       (187,073)         (2,559)            (322,643)
Other income................................           8,074           1,184                               9,258
Interest income.............................           1,097           4,265                               5,362
Interest expense............................         (3,121)           (279)                              (3,400)
Equity in net losses of affiliates..........               -               -                                   -
                                            ---------------------------------------------------------------------
         Loss before income taxes...........       (126,961)       (181,903)         (2,559)            (311,423)
Income tax expense..........................               -               -                                   -
                                            ---------------------------------------------------------------------

         Net loss...........................      $(126,961)      $(181,903)        $(2,559)           $(311,423)
                                            =====================================================================
Net loss per share:
Basic and diluted net loss per common share.      $   (1.40)      $   (2.51)                           $   (6.62)
                                            =====================================================================
Weighted average common shares outstanding..         90,413          70,548                               47,042
                                            =====================================================================


                   See accompanying notes to the unaudited pro forma condensed combined financial information

     Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1) The purchase price of the merger was based on the number of common shares outstanding of Scient Corporation that would be converted into shares of the Company based upon the agreed ratio as of July 31, 2001.

     The purchase price and allocation used in preparation of these pro forma statements were computed as follows:

     Purchase Price (in thousands):

     Cost of acquired entity....................................$     62,513
     Acquisition expenses (estimated) ..........................       3,060(a.)
                                                                ------------
     Total purchase price.......................................$     65,573
                                                                ============


     Preliminary Allocation of Purchase Price (in thousands):

     Fair value of Scient Corporation net assets at
       September 30, 2001.......................................$     48,510
     Excess of cost of acquired entity over the fair value
       of net assets............................................      17,063(b.)
                                                                ------------
     Total purchase price.......................................$     65,573
                                                                ============

     a. Total transaction costs to be incurred in connection with the merger are estimated to be approximately $3.1 million. These costs are presented as an adjustment to accrued liabilities in the unaudited pro forma condensed combined balance sheet. These costs are related to legal, printing, accounting, financial advisory services and other expenses.

     b. The amount $17.1 million represents the excess of the cost of acquired entity over the fair value of the net assets acquired and has been classified as intangible assets in the accompanying balance sheet.

2) Pro forma adjustments to record the merger as of September 30, 2001 represent an increase in common stock resulting from the issuance of Company shares offset by the elimination of Scient Corporation's existing common stock and a corresponding decrease in additional paid in capital and unearned compensation resulting from the elimination of Scient Corporation's existing additional paid in capital and unearned compensation, offset by the cost of the acquired entity in excess of the par value of the common stock.

3) The purchase price allocation for the acquisition is still preliminary, as our appraiser has not completed its work. Through the appraisal process, the total consideration paid will be allocated to the tangible assets acquired and liabilities assumed, as well as identified intangible assets and to goodwill, if any. Such allocation will be compliant with the recently issued Statements of Financial Accounting Standards No. 141 and 142 (see below). For purposes of this pro-forma we have included the excess of the purchase price over book value of net assets acquired as a one line item to be reallocated primarily to identified intangibles and goodwill once the appraisal is completed. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation. For purposes of pro forma amortization expense, we have assumed a weighted average life of 5 years for this item.

     Should the allocation of cost over historical net assets acquired differ significantly from the pro forma allocation, amortization expense could be impacted since the depreciable lives of assets other than goodwill may be shorter or longer than 5 years. In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, "Business Combinations". This statement requires that all business combinations be accounted for under the Purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling - of - interest method of accounting. The acquisitions presented in these proforma financial statements has been accounted for using the purchase method.


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     In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible
     Assets". This statement requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Impairment tests are required to be performed at least annually. The amortization of goodwill ceases upon adoption of the statement. The statement is effective for fiscal years beginning after December 15, 2001 for companies whose annual reporting period ends on December 31, 2001 and applies to goodwill and other intangible assets recognized in the statement of financial position at that date, regardless of when the assets were initially recognized. We will cease to recognize amortization of certain intangibles starting after January 1, 2002. Pro forma amortization of intangibles for the nine months ended September 30, 2001 and the year ended December 31, 2001 was $2,559 and $3,413, respectively. We will be required to test for impairment of intangibles annually starting January 1, 2002 and may be required to test for impairment during an interim period if events occur that would more likely than not negatively affect the fair value of the company.

4) The pro forma combined weighted average common shares outstanding amount for all periods presented is based on the number of shares outstanding after iXL's stockholders and Scient Corporation's stockholders have received their respective 1.0 and 1.24 shares in the Company.

5) Certain financial statement balances of Scient Corporation have been reclassified to conform with iXL's financial statement presentation.


                                     II-8
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: JANUARY 18, 2002                    SCIENT, INC.



                                           By: /s/ Jacques Tortoroli
                                               NAME: Jacques Tortoroli
                                               TITLE: Chief Financial Officer,
                                                      Secretary and Treasurer